Exhibit 99.1

FROM: SITEL Corporation 7277 World Communications Drive Omaha, NE 68122	CONTACT: Bill Sims, Investor Relations 402-963-6810

FOR IMMEDIATE RELEASE

SITEL CORPORATION CREATES SPECIAL COMMITTEE; RETAINS CITIGROUP AS FINANCIAL ADVISOR

Omaha, NE—November 23, 2005—SITEL Corporation (NYSE:SWW), a leading global provider of outsourced customer support services, announced today that the Board of Directors had retained the services of Citigroup Global Markets Inc. (“Citigroup”) as its financial advisor, and established a special committee of independent directors to evaluate various strategies available to the Company in its efforts to enhance long-term shareholder value.

The independent directors on the special committee of the board are: Rohit M. Desai, Mathias J. DeVito, Cyrus F. Freidheim, Jr., and George J. Kubat.  The independent directors are joined by James F. Lynch, Chairman and CEO of SITEL.

Jim Lynch, SITEL’s Chairman and Chief Executive Officer, said, “Given the dynamic trends of consolidation and increased competition in our industry we have to be prepared to quickly evaluate and possibly act on various opportunities as they become available. Citigroup and the special committee are assisting us in this process.” Mr. Lynch added, “We remain committed to our clients and delivering the highest quality services they have come to expect from us for more than 20 years. Any strategies or opportunities that are contemplated being pursued will undoubtedly serve to support our offering to our clients and yield the highest long-term value for our shareholders.” Mr. Lynch concluded, “As we review the various strategies and opportunities available to us we look forward to continuing the progress we have made toward establishing consistent profitability while building upon our market leadership position.”

About SITEL

SITEL is a leading global provider of outsourced customer support services. On behalf of many of the world’s leading organizations, SITEL designs and improves customer contact models across its clients’ customer acquisition, retention and development cycles. SITEL manages approximately two million customer interactions per day via the telephone, e-mail, Internet and traditional mail. SITEL has over 34,000 employees in 90 global contact centers, utilizing more than 25 languages and dialects to serve customers in 55 countries Please visit SITEL’s website at www.sitel.com for further information.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “expects,” “will,” and similar expressions in this news release identify forward-looking statements, which speak only as of the date the statement is made.  SITEL assumes no obligation to update any such forward-looking statement.  Although SITEL believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.  Because forward-looking statements involve risks and uncertainties, future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.  Important factors that could cause actual results to differ materially from SITEL’s expectations may include, but are not limited to the following, many of which are outside SITEL’s control: client budgets and plans, effectiveness of cost control initiatives, ability to negotiate deals on acceptable terms, competitive pressures in SITEL’s and its clients’ industries and in local markets, unanticipated labor, contract or technical difficulties, general and local economic trends and conditions, the effects of leverage, credit facility covenant restrictions, risks associated with operating a global business, and dependence on credit availability. SITEL’s Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission describe other important factors that may impact SITEL’s business, results of operation and financial condition and cause actual results to differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

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